1 Goldman Sachs Global Energy Conference January 2018

Forward‐Looking Statements 2 This presentation contains forward-looking statements within the meaning of federal securities laws regarding Marathon Petroleum Corporation (“MPC“) and MPLX LP (“MPLX”). These forward-looking statements relate to, among other things, expectations, estimates and projections concerning the business and operations of MPC and MPLX, including strategic initiatives and our value creation plans. You can identify forward-looking statements by words such as “anticipate,” “believe,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “objective,” “opportunity,” “outlook,” “plan,” “position,” “pursue,” “prospective,” “predict,” “project,” “potential,” “seek,” “strategy,” “target,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the companies’ control and are difficult to predict. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include: the time, costs and ability to obtain regulatory or other approvals and consents and otherwise consummate the strategic initiatives discussed herein; the satisfaction or waiver of conditions in the agreements governing the strategic initiatives discussed herein; our ability to achieve the strategic and other objectives related to the strategic initiatives discussed herein; our ability to generate sufficient income and cash flow to effect the intended share repurchases, including within the expected timeframe; our ability to manage disruptions in credit markets or changes to our credit rating; the potential impact on our share price if we are unable to effect the intended share repurchases; adverse changes in laws including with respect to tax and regulatory matters; changes to the expected construction costs and timing of projects; continued/further volatility in and/or degradation of market and industry conditions; the availability and pricing of crude oil and other feedstocks; slower growth in domestic and Canadian crude supply; the effects of the lifting of the U.S. crude oil export ban; completion of pipeline capacity to areas outside the U.S. Midwest; consumer demand for refined products; transportation logistics; the reliability of processing units and other equipment; MPC’s ability to successfully implement growth opportunities; the impact of adverse market conditions affecting MPC’s and MPLX’s midstream businesses; modifications to MPLX earnings and distribution growth objectives, and other risks described below with respect to MPLX; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations, including the cost of compliance with the Renewable Fuel Standard, and/or enforcement actions initiated thereunder; adverse results in litigation; changes to MPC’s capital budget; other risk factors inherent to MPC’s industry; and the factors set forth under the heading “Risk Factors” in MPC’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, filed with Securities and Exchange Commission (SEC). Factors that could cause MPLX’s actual results to differ materially from those implied in the forward-looking statements include: negative capital market conditions, including an increase of the current yield on common units, adversely affecting MPLX’s ability to meet its distribution growth guidance; the time, costs and ability to obtain regulatory or other approvals and consents and otherwise consummate the strategic initiatives discussed herein and other proposed transactions; the satisfaction or waiver of conditions in the agreements governing the strategic initiatives discussed herein and other proposed transactions; our ability to achieve the strategic and other objectives related to the strategic initiatives discussed herein and other proposed transactions; adverse changes in laws including with respect to tax and regulatory matters; the adequacy of MPLX’s capital resources and liquidity, including, but not limited to, availability of sufficient cash flow to pay distributions and access to debt to fund anticipated dropdowns on commercially reasonable terms, and the ability to successfully execute its business plans and growth strategy; the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products; continued/further volatility in and/or degradation of market and industry conditions; changes to the expected construction costs and timing of projects; completion of midstream infrastructure by competitors; disruptions due to equipment interruption or failure, including electrical shortages and power grid failures; the suspension, reduction or termination of MPC’s obligations under MPLX’s commercial agreements; modifications to earnings and distribution growth objectives; the level of support from MPC, including dropdowns, alternative financing arrangements, taking equity units, and other methods of sponsor support, as a result of the capital allocation needs of the enterprise as a whole and its ability to provide support on commercially reasonable terms; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations and/or enforcement actions initiated thereunder; adverse results in litigation; changes to MPLX's capital budget; other risk factors inherent to MPLX’s industry; and the factors set forth under the heading “Risk Factors” in MPLX’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, filed with the SEC. In addition, the forward-looking statements included herein could be affected by general domestic and international economic and political conditions. Unpredictable or unknown factors not discussed here, in MPC’s Form 10-K or in MPLX’s Form 10-K could also have material adverse effects on forward-looking statements. Copies of MPC’s Form 10-K are available on the SEC website, MPC’s website at http://ir.marathonpetroleum.com or by contacting MPC’s Investor Relations office. Copies of MPLX’s Form 10-K are available on the SEC website, MPLX’s website at http://ir.mplx.com or by contacting MPLX’s Investor Relations office. Non-GAAP Financial Measures EBITDA, Adjusted EBITDA, distributable cash flow (DCF} and distribution coverage ratio are non-GAAP financial measures provided in this presentation. EBITDA, Adjusted EBITDA and distributable cash-flow reconciliations to the nearest GAAP financial measures are included in the Appendix to this presentation. EBITDA, Adjusted EBITDA, distributable cash flow and distribution coverage ratio are not defined by GAAP and should not be considered in isolation or as an alternative to net income attributable to MPC or MPLX, net cash provided by operating activities or other financial measures prepared in accordance with GAAP. Distribution coverage ratio is the ratio of DCF attributable to GP and LP unitholders to total GP and LP distributions declared. Light Product Breakeven is a metric used in this presentation and defined on the slides where it is used. The EBITDA forecasts related to certain projects were determined on an EBITDA-only basis. Accordingly, information related to the elements of net income, including tax and interest, are not available and, therefore, reconciliations of these non-GAAP financial measures to the nearest GAAP financial measures have not been provided.

Executing Our Strategic Plan and Delivering Results


Total Shareholder Return Since Spinoff (6/30/2011)
275%
175%
252%
133%
MPC
Peer Group[1]
Refining Peers[2]
S&P 500

- **Since 2011 spinoff we have:**
  - Returned approximately $13 billion to our shareholders
  - Consistently grown dividend, 25% CAGR since spin
  - Increased stable cash flow by more than 5 times
  - Executed transformative growth strategy for MPLX growing LP distribution per unit by 124% (18% CAGR) since 2012
- **Aggressively executed value-creating actions:**
  - Executed IPO of MPLX
  - Galveston Bay acquisition
  - Hess Retail acquisition
  - MPLX merger with MarkWest
  - Strategic actions (accelerated dropdowns, GP buy-in)[3]
- **Ongoing execution drives additional value to MPC shareholders**

Source: Nasdaq as of December 29, 2017
[1]Peer Group represents average TSR of BP, Chevron, ExxonMobil, HollyFrontier, Phillips 66, Royal Dutch Shell, Andeavor (formerly Tesoro) and Valero
[2]Refiner Peers represents average TSR of HollyFrontier, PBF Energy, Phillips 66, Andeavor (formerly Tesoro) and Valero
[3]All transactions subject to closing conditions including tax and other regulatory clearances

3

$0.23 $0.60 $0.77 $0.92 $1.14 $1.36 $1.52 $160 $407 $484 $524 $614 $719 $780 0 200 400 600 800 1,000 1,200 1,400 0.00 0.20 0.40 0.60 0.80 1.00 1.20 1.40 1.60 2011 2012 2013 2014 2015 2016 2017 $MM $/Share Dividends per share Total Dividends Delivering Significant Capital Returns for Our Shareholders 4 ~$13 B returned to shareholders since spin ~$3.7 B in dividends(1) Cu m u la ti v e $ M M ~$9.6 B in share repurchases Repurchased ~34% of Outstanding Common Shares (1)Includes dividends paid on December 11, 2017 (2)Assumes unchanged dividend level Q4 2017 (3)Includes share repurchases through October 27, 2017 0 2,000 4,000 6,000 8,000 10,000 12,000 2011 2012 2013 2014 2015 2016 2017(2) (3)

Executing Strategic Plan to Enhance Value

Plan Announced in Jan. 2017

- Significantly accelerate dropdowns to MPLX
- Exchange of MPC's economic interest in the general partner (GP) for MPLX LP units
- Conduct a full and thorough Speedway evaluation

BENEFITS

Marathon Petroleum Corporation

- Expected ~$4.5 B after-tax cash proceeds from dropdowns and ~$1.2 B - $1.4 B annual distributions after IDR exchange
- Expected to fund substantial ongoing return of capital to shareholders while maintaining an investment grade credit profile
- Clear market valuation for MPC's ownership interest in MPLX

MPLX

- Simplifies structure and expected to lower cost of capital
- EBITDA from asset dropdowns adds substantial stable cash flow
- Provides unique opportunity to target strong distribution coverage while maintaining an attractive and sustainable distribution growth rate for the long term

5

Strategic Actions – Status Update

COMPLETED in 2017

- ✓ First dropdown in March – transaction value of $2.015 B
  - ~$250 MM annual EBITDA – ~8x EBITDA multiple
- ✓ Second dropdown in September – transaction value of $1.05 B
  - ~$138 MM annual adjusted EBITDA[1] – ~7.6x adjusted EBITDA multiple
- ✓ Completed Speedway evaluation in September
- ✓ Executed agreements for remaining dropdown and IDR exchange – expected to close Feb. 1, 2018
  - Dropdown of remaining ~$1 B of annual EBITDA
    - ~$8.1 B transaction value ($4.1 B of cash and 114 million MPLX units)
  - Exchange GP economic interests, including IDRs, for 275 MM newly issued MPLX common units
    - ~$10.1 B transaction value
- ✓ $2.75 B returned to shareholders year-to-date through Oct. 2017

First Quarter 2018[2]

- Remaining dropdown and IDR exchange expected to close Feb. 1, 2018
- Continuing return of capital planned while maintaining current investment grade credit profile

[1] Adjusted EBITDA with respect to joint-interest ownership in certain pipelines and storage facilities is calculated as cash distributions adjusted for maintenance capital, growth capital and financing activities
[2] All transactions subject to closing conditions including tax and other regulatory clearances

6

Agreement to Exchange MPC’s GP Economic Interests Completes the announced plan  Announced Dec. 15, 2017 and expected to close Feb. 1, 2018 subject to the completion of refining logistics assets and fuels distribution services dropdown(1)  Exchanges MPC’s GP economic interests, including IDR’s, for 275 million MPLX common units  ~$10.1 B transaction value(2)  Transaction represents one of the fastest paths to accretion compared with similar GP transactions – Result of rapid growth of GP/IDR cash flows in status-quo scenario 7 (1)All transactions subject to closing conditions including tax and other regulatory clearances (2)As calculated in Dec. 15, 2017 press release

Exchange Agreement – Cont’d  Exchanges MPLX GP/IDR cash distribution requirements to MPC for limited partner unit distributions  Expected to be accretive to MPLX distributable cash flow (“DCF”) attributable to common unitholders on a per unit basis in the third quarter and for the full-year 2018 – Compares pre- and post-exchange on DCF per unit available to common unitholders basis – Pre-exchange basis allocates to LP DCF the maximum amount which is distributable per partnership agreement • In the high splits, total excess cash flow is allocated equally to LP and GP DCF – beyond actual distributions – Post-exchange basis eliminates the fully distributed GP/IDR take which results in an increase to total cash flow allocated to LP DCF  Supports attractive long-term distribution growth rate and lower cost of capital for MPLX – Forecast ~10% distribution growth for 2018 8 All transactions subject to closing conditions including tax and other regulatory clearances

MPC and MPLX’s Long-term Strategic Linkage  MPLX was created in 2012 to grow MPC’s midstream platform  Assets and services provided by MPLX are integral to MPC’s operations and MPC is MPLX’s largest customer  Earnings streams for assets/businesses sold to MPLX have effectively been converted into distribution streams  Distributions from MPLX are fundamental elements of MPC’s discretionary free cash flow and capital resources  LP unitholders including MPC benefit from continued growth in DCF and distributions from MPLX 9 MPC expects to hold MPLX units permanently

Executed Agreement for Remaining Dropdown to MPLX  Assets include: – Refining logistics assets: storage tanks, rail and truck racks, docks, and gasoline blending and inter-battery piping – Fuels distribution services: scheduling and marketing services that support MPC’s refinery and marketing operations  Total consideration of ~$8.1 B – $4.1 B in cash and 114 million MPLX units – ~$1 B annual EBITDA – Expected to be immediately accretive to MPLX’s distributable cash flow 10  Expect to close February 1, 2018

Refining Logistics Overview 11 Integrated Tank Farm Assets Supporting MPC’s Operations Tanks Annual EBITDA ~$400 MM Fee for Capacity Arrangement  ~56 MMBBL storage  Multiple rail and truck loading racks  Handle ocean- and river-going vessels at Gulf Coast refineries and asphalt barges at Detroit refinery  Piping to connect process units, tank farms, terminals Racks Docks Gasoline Blending & Associated Piping

Fuels Distribution Overview 12 Extensive Range of Scheduling and Marketing Services that Support MPC’s Refining and Marketing Operations Services Description  Supply and demand balancing  Third-party exchange, terminaling and storage  Bulk purchases and sale of products  Product movements coordination  Products and intermediates inventory Marketing Services  Customer identification, evaluation and set-up  Marketing analytics and forecasting  Sale of products  Branded product marketing Annual EBITDA ~$600 MM Supported by MPLX logistics assets no additional maintenance capital Scheduling Model is different from other Fuels Distribution models  No title to inventory  Margin risk stays with MPC  100% fee for services

Refining & Marketing Segment Presentation Updates effective with 1Q 2018 earnings and expected Feb. 1 dropdown  Intersegment earnings associated with refining logistics assets and fuels distribution services after Feb. 1 dropdown to be reflected in Midstream segment  Prior period results remain in the Refining & Marketing (R&M) segment  Upon dropdown, fees from MPLX will be reflected in R&M segment – Similar to previous dropdowns – No change to R&M Gross Margin – Financial impact of dropdown will be reflected as a decrease in “Direct Operating Costs” and an increase in “Other” R&M expenses – As in the past, we do not provide guidance for “Other” R&M expenses – R&M “Direct Operating Costs” and “Other” R&M expenses will not be comparable to previous periods  Supplemental statistic for volume related to fuels distribution service fee added to Midstream segment 13

14 Illustrative Impact to Refining & Marketing Segment Fuels Distribution and Refinery Logistics Dropdown “Other” R&M Expenses to include fees paid to MPLX for fuels distribution services and refinery logistics assets; corresponding earnings to be reflected in Midstream segment “Direct Operating Costs” to exclude costs related to refining logistics assets Net annual increase in total R&M expenses of ~$1 B expected; corresponding results to be reflected in Midstream segment No change to “R&M Gross Margin”

-5 0 5 10 15 20 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 $ /B B L Source: Company Reports 3 3 2 1 2 3 7 2 1 5 3 1 3 1 2 MPC’s Rank MPC’s Rank during periods of strong West Coast margins** Competitor Range Companies Ranked*** *Adjusted domestic operating income per barrel of crude oil throughput. Operating income represents income before taxes with adjustments made to remove certain items, such as the gain/loss on asset sales and certain asset and goodwill impairment expenses **West Coast crack exceeded blended USGC/Chicago by >$15/BBL ***Current companies ranked since 2015: ANDV, BP, CVX, HFC, MPC, PBF, PSX, VLO, XOM Operating Income per Barrel of Crude Throughput* 15 11 12 11 9 10 9 8 9 9 8 10 8 8 8 8 8 8 9 9 2 3 6 3 9 Sept. 30 YTD 3

OPEC’s Resolve to Reduce Crude Inventory 16 2015 2016 2017 5-yr. Avg. (12-16)  Crude inventories have declined and are now below 2015, 2016 and 5-year average on a days of supply + exports basis  Higher production, inputs, and exports have increased inventory requirements Sources: EIA, Census; Note: November and December 2017 from preliminary EIA weekly data (through 12/29/17) with September 2017 exports from Census 325 375 425 475 525 575 J a n Fe b M a r A p r M a y J u n J u l A u g S e p Oc t N o v D e c M M B Crude Inventories 18 20 22 24 26 28 30 32 34 J a n Fe b M a r A p r M a y J u n J u l A u g S e p Oc t No v De c Da y s Crude Days of Supply + Exports

17 Progress Toward Rebalancing Products Gasoline and distillate inventories have fallen below 2015, 2016 and 5-year average 2015 2016 2017 5-yr. Avg. (12-16) 20 22 24 26 28 30 J a n Fe b M a r A p r M a y J u n J u l A u g S e p Oc t No v De c Da y s Gasoline Days of Supply + Exports Sources: EIA, Census; Note: November and December 2017 from preliminary EIA weekly data (through 12/29/17) with September 2017 exports from Census 20 22 24 26 28 30 32 34 36 J a n Fe b M a r A p r M a y J u n J u l A u g S e p Oc t No v De c Da y s Distillate Days of Supply + Exports

Gasoline Exports Enhance Utilization  Gasoline exports have expanded opportunity set for U.S. refiners – Summer exports tend to be lower than winter as more product is consumed domestically  U.S. refinery utilization is less subject to domestic demand seasonality  4Q 2017 USGC LLS 6-3-2-1* was the highest for the quarter since 2013, due in part to higher exports and relatively low inventories 18 300 500 700 900 1100 J F M A M J J A S O N D M B D U.S. Total Gross Gasoline Exports 2014 2015 2016 2017 8.2 8.6 9.0 9.4 9.8 J F M A M J J A S O N D M M B D U.S. Gasoline Demand 2014 2015 2016 2017 Sources: EIA, Census *CBOB, ex-RVO basis

19 Export Market Remains Robust 320 345 395 510 365 115 0 100 200 300 400 500 600 2013 2014 2015 2016 2020E M B P D Base Galveston Bay MPC Export Capacity  Demand from Latin America for both diesel and gasoline expected to remain strong  While arbitrage to Europe for diesel is not always open, occasional opportunities exist  Expanding export capacity at Galveston Bay by 115 MBPD, 2020 estimated completion

Industry-leading Refining Network 20 High-quality, Strategically Located Refineries Sustained Competitive Advantages Focus on Safe, Efficient and Reliable Operations Focus on Enhancing Margins • Second-largest U.S. refiner linked to extensive logistics and retail network • Process wide range of crude oils, feedstocks and condensate ranging from two-thirds heavy sour to two-thirds light sweet crudes • Peer-leading alkylation and reforming (octane) capacity • Access to plentiful cost-advantaged natural gas and feedstocks • Poised to benefit from growing North American crude oil production • Well-positioned to capture export opportunities • Optimizing Galveston Bay and Texas City operations • Increase margins through process improvements • Increase distillate production and export capacity • Refining return on investment and energy-efficiency pacesetter(1) • Earned more EPA Energy Star awards than all other U.S. refiners combined • 4 OSHA VPP Star refineries (1)Based on Solomon Associates benchmarking study

Continuous Peer-leading Refining Performance

Based on Solomon Associates Benchmarking Study



Operating Expenses
Higher Cost
2014
2016
MPC
Merchant Group
US Avg



Energy Efficiency
Less Efficient
2014
2016
MPC
Merchant Group
US Avg



Return on Investment
Higher Return
2014
2016
MPC
Merchant Group
US Avg

2016 MPC Performance versus U.S. average and Merchant group

Operating Expenses	Energy Efficiency	Return on Investment
~6% lower than U.S. average and ~21% lower than Merchant group	*~5% more efficient than U.S. average and ~12% more efficient than Merchant group*	*~15% better than U.S. average and ~42% better than Merchant group*

21

Refining & Marketing Margin Enhancing Investments 22 Estimated Returns in Excess of 20%  STAR (South Texas Asset Repositioning program) – Increase residual oil (resid) processing • Expand resid hydrocracker • Improve gas oil recovery – Revamp crude unit • Increase distillate and gas oil recovery • Improve reliability • Increase capacity 40 MBPD – Full integration of Galveston Bay and Texas City refineries  Garyville ULSD projects – Additional 10 MBPD ULSD production capacity  Galveston Bay export capacity expansion – Additional 115 MBPD refined product export capacity

Speedway

Serving More Than 3 Million Customers Every Day



High Quality Network of Retail Locations

- Largest company-owned and -operated c-store chain east of Mississippi
- Sold ~6 billion gallons of transportation fuels and $5 B in merchandise in 2016
- 2017 capital investments of ~$380 MM



Top-tier Performer

- #1 in EBITDA/store/month versus public peers
- Strong and consistent growth with multiple records set in 2016
- Focus on improving merchandise margin and operating costs as reflected in light product breakeven ("LPBE")



Effective Marketing Strategies

- Vision: the Customer's First Choice for Value and Convenience
- Industry-leading loyalty program averaging more than 5.7 million active members
- Expanding private label products to drive higher sales, higher margins and deliver a better value to customers



Delivered on Acquisition Goals

- Planned investments achieved under budget and ahead of schedule
- ~80% of acquired stores upgraded under remodel plan
- 2016 actual synergies of $180 MM significantly exceeded guidance of $120 MM

23

$0 $10 $20 $30 Speedway Murphy USA Casey's Couche-Tard Sunoco CST Alon USA Western Refining $ M Speedway – Industry Leader with Significant Growth Opportunities #1 in EBITDA/store/month vs. public peers  Industry leading performance with focused retail management team  Continued earnings growth from past organic investments and acquisitions  Significant opportunities for additional investments/growth over the long term 24 Sources: 2016 Company Reports, excludes asset gains/losses Peer Median = $20 M

Strategic Actions Update – Speedway Review MPC Board’s Conclusion Announced on September 5, 2017  Maintaining Speedway as an integrated business within MPC drives the greatest long-term value for MPC shareholders – Substantial integration synergies (~$270 - $390 MM per year(1)) – Leverage and liquidity requirements of a Speedway separation would include a net use of cash – Cash-flow diversification provides significant value, as seen in recent commodity cycle downturn – Speedway’s strong growth prospects are not impeded by remaining part of MPC – Separation does not present compelling long-term value proposition  MPC has an ongoing plan to significantly increase shareholder value – and is aggressively executing that plan 25 (1) Values reflect estimated integration synergy value loss following an initial supply agreement

Strategic Actions Update – Speedway Review

Speedway Integration Synergy Value Announced on September 5, 2017

	Description	Annual Value Loss[1] ($MM)
Wholesale volume	Value uplift captured by MPC wholesale sales to Speedway	~$105 - $120
Production and supply optimization	Value MPC's refineries, supply, and marketing groups create through assured Speedway sales, including high-value products and production and supply optimization, especially during market dislocations	~$105 - $210
Midstream asset utilization	Value generated from the transportation and storage of assured Speedway volumes through owned midstream assets	~$40
Net SG&A	Efficiencies in administrative and overhead costs resulting from integrated operations	~$20
Total		**~$270 - $390**

[1] Values reflect estimated integration synergy value loss following an initial supply agreement

26

MPLX Key Investment Highlights Diversified large-cap MLP positioned to deliver attractive returns over the long term Forecast distribution growth of ~12% for 2017 and ~10% for 2018 Gathering & Processing Logistics & Storage Stable Cash Flows Cost of Capital Optimization • Largest processor and fractionator in the Marcellus/Utica basins • Strong footprint in STACK play and growing presence in Permian basin • Supports extensive operations of second-largest U.S. refiner • Expanding third-party business and delivering industry solutions • Substantial fee-based income with limited commodity exposure • Long-term relationships with diverse set of producer customers • Transportation and storage agreements with sponsor MPC • Visibility to growth through robust portfolio of organic projects and strong coverage ratio • Exchange of IDRs for MPLX LP units planned • Anticipate no issuance of public equity to fund organic growth capital in 2018 27

MPLX – Demonstrated Track Record 28 Strong Financial and Operational Results – 2017 Highlights  Delivering results – Consistent growth in EBITDA and DCF – On track for year-over-year distribution growth of ~12% – Multiple quarterly volume records  Executing organic growth capital plan – Two new processing plants and three new fractionation plants placed in service  Completed strategic acquisitions in L&S segment – Ozark Pipeline – Equity interest in Bakken Pipeline system  Strong financial position with investment grade credit profile – Year-to-date September coverage ratio of 1.29x – Leverage ratio of 3.6x at end of third quarter – No public equity issuances in the fourth quarter  Full-year results will be announced Feb. 1, 2018

MPLX Delivering Consistent Growth in EBITDA and DCF 29 227 236 285 301 318 354 387 442 298 302 351 375 391 423 474 538 1.00 1.10 1.20 1.30 1.40 1.50 0 100 200 300 400 500 600 4Q15* 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 C o vera g e R ati o $ M M Distributable Cash Flow (DCF) Adjusted EBITDA attributable to MPLX LP Coverage Ratio 81% increase in adjusted EBITDA since MarkWest acquisition 95% increase in DCF while maintaining strong coverage ratio *Includes MarkWest premerger adjusted EBITDA and distributable cash flow from Oct. 1, 2015 through Dec. 3, 2015

MPLX – Priorities for 2018  Positioning partnership through execution of strategic actions – Expect to close remaining dropdown and IDR exchange on Feb. 1  Execution of organic growth capital plan  Deliver attractive returns for unitholders – Forecast ~10% year-over-year distribution growth – Expand portfolio of organic growth projects  Financing strategy – Maintain investment grade credit profile – Sustain strong coverage ratio – Fund ~$2 B organic growth capital with retained cash and debt – Anticipate no issuance of public equity to fund organic growth capital 30

Appendix 31

Our Priorities for Value Creation 32 Execute Strategic Actions to Enhance Value for Investors Maintain Top-tier Safety and Environmental performance Increase Capital Return to Shareholders Grow Higher Valued and Stable Cash-flow businesses Enhance Margins for our Refining operations

Strong Operational Performance and Responsible Corporate Leadership



MPC has earned **75%** of the Environmental Protection Agency's Energy Star recognitions awarded to refineries.

ENERGY STAR

That's despite owning and operating just **10%** of total U.S. refining capacity.

MPC facilities received from the
American Chemistry Council

56 Certificates of Excellence

3 Certificates of Honor

7 Certificates of Achievement

VPP Voluntary Protection Programs

13+ MPC facilities have earned the federal Occupational Safety and Health Administration's Highest Voluntary Protection Program status.


93.5
95.5
94.9
2014
2015
2016

Mechanical Availability*
Percentage of Combined Unit Capacity

*Rated capacity of all MPC operations, less lost capacity due to planned and unplanned outages, divided by rated capacity.

MPC manages **21** certified wildlife habitats consisting of **1,327** acres.

MPC has placed in the top **20%** of companies in the EPA's Smartway Transport Partnerships, which recognizes the best-preforming freight carriers for carbon efficiency.

33

34 2017 Citizenship Report Issued This year marks Marathon Petroleum Corporation’s 130th year of providing the most affordable, reliable and plentiful energy the world has ever known. Our diversification into the natural gas business through our logistics partnership, MPLX LP, positions us well for a future in which the world’s need for energy continues to grow. Petroleum and natural gas are the energy sources that make modern life possible, and we are proud to play a prominent role in bringing them to the world. But reports like this annual Citizenship Report and our Perspectives on Climate- Related Scenarios – published this year and available on our website – are critical to truly understanding the choices we’re making. Transparency about how we manage the risks in our business can bring society closer to making informed decisions about a future of abundant energy, a clean and safe environment, and prosperity for as much of mankind as possible. Our manufacturing processes are cleaner and safer than ever. At the same time, as the world’s energy needs rise, alternative energy sources like wind and solar are often portrayed as virtually free of trade-offs. It’s fortunate, then, that the World Bank has studied the matter and pointed out in a report this year that wind, solar and other energy technologies routinely called “clean,” are actually “significantly MORE material intensive in their composition than current traditional fossil-fuel- based energy supply systems.” Excerpts from opening comments from Gary R. Heminger, chairman and chief executive officer Available on marathonpetroleum.com under Corporate Citizenship tab

35 Our Health, Environment, Safety and Security Commitment Rises to a New Level  RC14001 combines Responsible Care® and ISO14001  Much more rigorous and prescriptive  ISO: International Organization for Standardization – Develops and publishes international standards – Globally recognized  Focus on continual improvement  Third-party audited  Four MPC organizations already certify to the RC14001 standard – Detroit refinery; Terminal, Transport & Rail; the Galveston Bay refinery in Texas City, Texas; and Marathon Pipe Line LLC – TT&R and MPL are the first organizations in our company certified to the newest version of the standard  Company-wide adoption through 2018 MPC Responsible Care Coordinator Melissa Kinn oversees the company’s implementation and compliance with RC14001, a more detailed, prescriptive set of standards.

36 New Publication While we focus on providing you the returns you expect on your investment, we also look to safeguard the long-term success of your company, understanding that the products we produce will continue to be a critical component of modern life for the foreseeable future. Excerpts from opening comments from Gary R. Heminger, chairman and chief executive officer and Introduction section We believe the disclosures made in our Annual Report on Form 10-K, our annual Citizenship Report and this report are aligned with the main principles outlined in the recommendations of the TCFD and demonstrate MPC’s resilience to potential climate-related risks. With this report, we have enhanced our disclosures respecting our governance, risk management, strategy and metrics related to the subject of climate change. We are also including the results of a stress-test of our business against the International Energy Agency’s (IEA's) hypothetical 450 Scenario and New Policies Scenario. Available on marathonpetroleum.com under Corporate Citizenship tab

Strong Liquidity and Capitalization

Provides financial flexibility to fund growth projects and pursue business strategies

- Committed to maintaining investment grade credit profiles at MPC and MPLX
- Substantial available liquidity at MPC and MPLX
- MPC excluding MPLX metrics provided as consolidated metrics are less useful given both the size of the partnership and its capital structure
- Added Debt to LTM Adjusted EBITDA with MPLX LP distributions
  - Dropdowns are effectively converting EBITDA into MPLX LP distributions
  - Gives credit to MPC for these distributions comparable to partially owned equity method investments

As of September 30, 2017 ($MM except ratio data)	MPC Consolidated	MPLX Adjustments[a]	MPC Excluding MPLX
Debt	12,782	6,849	5,933
Mezzanine equity	1,000	1,000	-
Equity	19,802	8,457	11,345
Total capitalization	33,584	16,306	17,278
Debt-to-capital ratio (book)	38%	-	34%
Cash and cash equivalents	2,088	3	2,085
Debt to LTM Adjusted EBITDA[b]	2.4x	-	1.6x
Debt to LTM Adjusted EBITDA, w/ MPLX LP distributions[b]	N/A	-	1.4x

Liquidity Summary	MPLX	MPC
Cash and cash equivalents	3	2,085
Revolvers (net of outstanding letters of credit)	1,827	3,500
Accounts receivable facility	-	750
Credit Agreement with MPC	298	-
Total liquidity	2,128	6,335

[a] Adjustments made to exclude MPLX debt (all non-recourse) and the public portion of MPLX equity
[b] Calculated using face value of total debt and adjusted EBITDA. Refer to appendix for reconciliation

37

About MPLX  Growth-oriented, diversified MLP with high-quality, strategically located assets with leading midstream position  Two primary businesses – Logistics & Storage includes transportation, storage and distribution of crude oil, refined petroleum products and other hydrocarbon-based products – Gathering & Processing includes gathering, processing, and transportation of natural gas and the gathering, transportation, fractionation, storage and marketing of NGLs  Investment-grade credit profile with strong financial flexibility  MPC as sponsor has interests aligned with MPLX – MPLX assets are integral to MPC – Growing stable cash flows through continued investment in midstream infrastructure 38 See appendix for legend

Growth Capital Forecast

Projects completed in 2017

Gathering & Processing Projects	Shale Resource	Capacity	Est. Completion Date
Rich- and Dry-Gas Gathering[a]	Marcellus & Utica	N/A	Ongoing
Western Oklahoma - STACK Rich-Gas and Oil Gathering	Cana Woodford	N/A	Ongoing
Hopedale III C3+ Fractionation and NGL Logistics[b][c]	Marcellus & Utica	60,000 BPD	In Service - 1Q17
Sherwood VII Processing Plant[c]	Marcellus	200 MMcf/d	In Service - 1Q17
Bluestone C2 Fractionation	Marcellus	20,000 BPD	In Service - 3Q17
Sherwood VIII Processing Plant	Marcellus	200 MMcf/d	In Service - 3Q17
Majorsville II C2 Fractionation	Marcellus	40,000 BPD	In Service - 4Q17
NGL Pipeline Expansions	Marcellus	N/A	Ongoing

Logistics & Storage Projects	Est. Completion Date
Utica Build-out projects	In Service – 3Q17
Midwest connectivity projects	4Q17/1Q18

[a]Utica Rich- and Dry-Gas Gathering is a joint venture between MarkWest Utica EMG's and Summit Midstream LLC. Dry-Gas Gathering in the Utica Shale is completed through a joint venture with MarkWest and EMG.
[b]MarkWest and MarkWest Utica EMG shared fractionation capacity
[c]Sherwood Midstream investment

39

Growth Capital Forecast

Projects expected to be completed in 2018

Gathering & Processing Projects	Shale Resource	Capacity	Est. Completion Date
Houston I Processing Plant[(a)]	Marcellus	200 MMcf/d	1Q18
Sherwood IX Processing Plant[(b)]	Marcellus	200 MMcf/d	1Q18
Argo Processing Plant	Delaware	200 MMcf/d	1Q18
Omega Processing Plant	Cana-Woodford	75 MMcf/d	Mid-2018
Majorsville VII Processing Plant	Marcellus	200 MMcf/d	3Q18
Sherwood X Processing Plant[(b)]	Marcellus	200 MMcf/d	3Q18
Sherwood C2 Fractionation	Marcellus	20,000 BPD	3Q18
Sherwood XI Processing Plant[(b)]	Marcellus	200 MMcf/d	4Q18
Harmon Creek Processing Plant	Marcellus	200 MMcf/d	4Q18
Harmon Creek C2 Fractionation	Marcellus	20,000 BPD	4Q18
Hopedale IV C3+ Fractionation	Marcellus & Utica	60,000 BPD	4Q18

Logistics & Storage Projects	Est. Completion Date
Ozark Pipeline Expansion	Mid-2018
Wood River-to-Patoka Pipeline Expansion	Mid-2018
Midwest connectivity projects	1Q18
Robinson Butane Cavern	2Q18
Texas City Tank Farm	3Q18

[(a)] Replacement of existing Houston 35 MMcf/d plant
[(b)] Sherwood Midstream investment

40

MPLX – Attractive Portfolio of Organic Growth Capital 41 Logistics & Storage Segment Utica Build-out and related connectivity  Industry solution for Marcellus and Utica liquids  Multiple investments – estimated to complete throughout 2017 and 1Q 2018 Ozark Pipeline Expansion  Crude sourcing optionality to Midwest refineries  Mid-2018 estimated completion Texas City Tank Farm  MPC and third-party logistics solutions  3Q 2018 estimated completion Robinson Butane Cavern  MPC shifting third-party services to MPLX and optimizing Robinson butane handling  2Q 2018 estimated completion Other projects in development

March 1, 2017 Dropdown to MPLX 42  Terminal, pipeline and storage assets – 62 light product terminals with ~24 million barrels of storage capacity – 11 pipeline systems consisting of 604 pipeline miles – 73 tanks with ~7.8 million barrels of storage capacity – Crude oil truck unloading facility at MPC’s refinery in Canton, Ohio – Natural gas liquids storage cavern in Woodhaven, Michigan, with ~1.8 million barrels of capacity  Total consideration of $2.015 B – $1.511 B in cash and $504 MM in MPLX equity – Represents ~8 times EBITDA multiple – ~$250 MM estimated annual EBITDA – Expected to be immediately accretive to MPLX’s distributable cash flow

Sept. 1, 2017 Dropdown to MPLX  Assets include MPC’s ownership interests: – Explorer Pipeline Company, representing a 24.51 percent ownership interest in the company – Lincoln Pipeline LLC, representing a 35 percent interest in the Southern Access Extension Pipeline (SAX) – MPL Louisiana Holdings, representing a 40.7 percent interest in the Louisiana Offshore Oil Port (LOOP) – LOCAP LLC, representing an overall 58.52 percent ownership interest in the company  Total consideration of $1.05 B – $630 MM in MPLX equity and $420 MM in cash – Represents 7.6 times EBITDA multiple – ~$138 MM annual adjusted EBITDA(1) – Expected to be immediately accretive to MPLX’s distributable cash flow per unit 43 (1)Adjusted EBITDA with respect to joint-interest ownership is calculated as cash distributions adjusted for maintenance capital, growth capital and financing activities.

Logistics & Storage

Segment Overview

- High-quality, well-maintained assets that are integral to MPC
  - Owns, leases, operates, or has interest in ~4,500 miles of crude oil pipelines and ~5,500 miles of product pipelines
  - 62 light product terminals with ~24 million barrels of storage capacity
  - Barge dock with ~78,000 BPD throughput capacity
  - Crude oil and product storage facilities (tank farms and caverns) with ~7.8 million barrels of storage capacity
  - 18 inland waterway towboats and more than 200 tank barges moving refined products and crude oil
- Stable cash flows with fee-based revenues and minimal direct commodity exposure


Headquarters
MPLX Pipelines: Owned & Operated
MPLX Interest Pipelines: Operated by Others
MPLX Operated Pipelines: Owned by Others
MPLX Terminals: Owned and Part-owned
Tank Farms
Barge Dock
Cavern
MPC Refineries
LOOP

44

MPLX – Pipeline Acquisitions Announced in 2017

Extending the Footprint of the L&S Segment

Bakken Pipeline

- $500 MM investment
- ~9.2% equity interest in the Dakota Access Pipeline (DAPL) and the Energy Transfer Crude Oil Pipeline (ETCOP) projects
- Expected to deliver ~520 MBPD from the Bakken/Three Forks production area to the Midwest and Gulf Coast with capacity up to ~570 MBPD
- Commenced operations 2Q 2017

Ozark Pipeline

- ~$220 MM investment
- 433 mile, 22″ crude pipeline running from Cushing, Oklahoma, to Wood River, Illinois, with capacity of ~230 MBPD
- Planned expansion to ~345 MBPD in progress and expected to be completed by mid-2018



Stanley
Dakota Access Pipeline
Detroit
Canton
Wood River
Patoka
Robinson
Catlettsburg
Ozark Pipeline
Cushing
Energy Transfer Crude Oil Pipeline
Capline
Galveston Bay
Texas City
Garyville
LOOP
MPC Refineries
MPLX Barge Dock
Crude Pipelines
MPC Interest
MPLX Owned
MPLX Owned (recently acquired)
MPLX Interest

45

MPLX – Executing a Comprehensive Utica Strategy 46 Phased Infrastructure Investment  Cornerstone Pipeline commenced operations in Oct. 2016  Hopedale pipeline connection completed Dec. 2016  Harpster-to-Lima pipeline fully operational in July 2017  Links Marcellus and Utica condensate and natural gasoline with Midwest refiners  Constructing additional connectivity and expanding pipelines to provide more optionality for Midwest refiners

Gathering & Processing

Segment Overview


Raw Natural Gas Production
Gathering and Compression
Processing Plants
Mixed NGLs
Fractionation Facilities
NGL Products
• Ethane
• Propane
• Normal Butane
• Isobutane
• Natural Gasoline

- One of the largest NGL and natural gas midstream service providers
  - Gathering capacity of 5.9 Bcf/d
    - ~65% Marcellus/Utica; ~35% Southwest
  - Processing capacity of 8.0 Bcf/d*
    - ~70% Marcellus/Utica; ~20% Southwest; ~10% Southern Appalachia
  - C2 + Fractionation capacity of ~610 MBPD**
    - ~90% Marcellus/Utica; ~5% Southwest; ~5% Southern Appalachia
- Top-rated midstream service provider since 2006 as determined by independent research provider
- Primarily fee-based business with highly diverse customer base and established long-term contracts


ENERGYPOINT RESEARCH INC
Rated 1st in
Total Satisfaction
MIDSTREAM SERVICES
Customer Satisfaction
2017

*Includes processing capacity of non-operated joint venture

**Includes condensate stabilization capacity

47

Natural Gas Supply Growth Forecast 48 Marcellus/Utica Basin is the Leading Growth Play Incremental Natural Gas Production Growth from 2017 to 2027 Source: Bentek Market Call: North American NGLs – August 21, 2017 8.6 Bcf/d Northeast  Total U.S. natural gas supply is forecasted to grow by ~20 Bcf/d from 2017 to 2027  MPLX well-positioned as largest processor in Northeast with growing backlog of projects in Marcellus/Utica and other prolific basins Permian 6.0 Bcf/d 4.1 Bcf/d Eagle Ford Anadarko 1.1 Bcf/d Denver-Julesburg 1.1 Bcf/d Haynesville 2.4 Bcf/d ~43% of total U.S. growth is expected to occur in Northeast

MPLX Strengthens Leading Position in Northeast

Announced 50/50 joint venture with Antero Midstream in 1Q 2017

- Supports Antero Resources' significant production growth profile in the Marcellus Shale
  - Long-term, fee-based agreement and significant acreage dedication
- Commenced operations of Sherwood VII & VIII gas processing plants in 2017
- Three 200 MMcf/d gas processing plants currently under construction at Sherwood
  - Potential to develop up to six additional processing facilities at Sherwood and a future expansion site
- Includes 20 MBPD of existing fractionation capacity at Hopedale complex
  - Option to invest in future fractionation expansions


PENNSYLVANIA
OHIO
HOPEDALE
JV EXPANSION
(site location TBD)
SHERWOOD
WEST VIRGINIA
Gas Processing Complex
Processing and Fractionation Complex
C3+ Fractionation Complex
NGL Pipeline

49

MPLX – Northeast Operations Well-Positioned in Ethane Market

- Ethane demand growing as exports and steam cracker development continues in Gulf Coast and Northeast
- MPLX well-positioned to support producer customers' rich-gas development with extensive distributed de-ethanization system
- Based on current utilization, MPLX can support the production of an additional ~60 MBPD of purity ethane with existing assets
- Opportunity to invest $500 MM to $1 B to support Northeast ethane recovery over the next five years



Ohio
Pennsylvania
Bluestone
Harmon Creek
Cadiz
Houston
Majorsville
Seneca
Mobley
Sherwood
West Virginia
MPLX De-ethanization Facility
MPLX Processing Complex
MPLX Planned De-ethanization Facility
Steam Cracker Planned
Steam Cracker Proposed
MPLX Ethane Pipeline
ATEX Pipeline
Mariner West Pipeline
Mariner East 1 Pipeline

50

Major Residue Gas Takeaway Expansion Projects Originate at MPLX Facilities  New takeaway pipelines expected to improve Northeast basis differentials  MPLX processing complexes: – Access to all major gas residue gas takeaway pipelines – Provide multiple options with significant excess residue capacity – Ability to bring mass and synergies to new residue gas pipelines  Critical new projects designed to serve our complexes include: Rover, Leach/Rayne Xpress, Ohio Valley Connector, Mountaineer Express and Mountain Valley Pipeline 51 Utica Complex Marcellus Complex

MPLX – Marcellus/Utica Overview

3.8 Bcf/d Gathering, 5.8 Bcf/d Processing & 531 MBPD C2+ Fractionation Capacity


HOPEDALE FRACTIONATION COMPLEX
MarkWest Joint Venture with EMG


PENNSYLVANIA
OHIO
WEST VIRGINIA
BLUESTONE COMPLEX
HARMON CREEK COMPLEX
(currently under construction)
OHIO CONDENSATE
MarkWest Joint Venture with Summit Midstream
CADIZ & SENECA COMPLEXES
MarkWest Joint Venture with EMG
MAJORSVILLE COMPLEX
Gathering System
Marcellus Complex
Utica Complex
NGL Pipeline
Purity Ethane Pipeline
ATEX Express Pipeline
TEPPCO Product Pipeline
Mariner West Pipeline
Mariner East Pipeline


HOUSTON COMPLEX


SHERWOOD COMPLEX


MOBLEY COMPLEX

52

MPLX – Marcellus/Utica Processing Capacity 53 Building Infrastructure to Support Basin Volume Growth 0 2 4 6 8 2013 2014 2015 2016 2017E* 2018E B c f/ d ~7.0 Bcf/d processing capacity by end of 2018 Throughput Year-end Capacity Currently operate ~66% of processing capacity in Marcellus/Utica basin 2017 plant completions Sherwood VII (in service 1Q17) Sherwood VIII (in service 3Q17) 2018 expected plant completions Harmon Creek Houston I Majorsville VII Sherwood IX Sherwood X Sherwood XI *2017 throughput assumes 15% growth rate over prior year Note: 2013 through 2015 include MarkWest volumes prior to acquisition by MPLX

MPLX – Marcellus/Utica Fractionation Capacity Building Infrastructure to Support Growing C2 and C3+ Demand 0 100 200 300 400 500 600 700 2013 2014 2015 2016 2017E* 2018E M B P D ~631 MBPD fractionation capacity by end of 2018 Throughput Year-end Capacity Currently operate ~55% of fractionation capacity in Marcellus/Utica basin 2017 plant completions Hopedale III C3+ (in service 1Q17) Bluestone C2 (in service 3Q17) Majorsville II C2 (in service 4Q17) 2018 expected plant completions Harmon Creek C2 Sherwood C2 Hopedale IV C3+ *2017 throughput assumes 20% growth rate over prior year Note: 2013 through 2015 include MarkWest volumes prior to acquisition by MPLX 54

MPLX – Gathering & Processing Segment 55 Marcellus & Utica Operations  Gathering – Record volumes averaged over 2.3 Bcf/d – Third-quarter volumes up ~25% versus the same quarter last year  Processing – Record volumes averaged ~5.0 Bcf/d – Commenced operations of Sherwood VIII in July – Third-quarter volumes up ~15% versus the same quarter last year (a)Based on weighted average number of days plant(s) in service. Excludes periods of maintenance Processed Volumes Area Available Capacity (MMcf/d)(a) Average Volume (MMcf/d) Utilization (%) Marcellus 4,520 3,986 88% Houston 520 510 98% Majorsville 1,070 937 88% Mobley 920 654 71% Sherwood 1,600 1,561 98% Bluestone 410 324 79% Utica 1,325 1,000 75% Cadiz 525 514 98% Seneca 800 486 61% 3Q 2017 Total 5,845 4,986 85% 2Q 2017 Total 5,645 4,690 83%

MPLX – Gathering & Processing Segment

Marcellus & Utica Fractionation

- Record fractionated volumes of ~365 MBPD
- First full quarter of operations for second de-ethanization plant at Bluestone
- Third-quarter fractionated volumes up ~16% versus the same quarter last year

Fractionated Volumes			
Area	Available Capacity (MBPD)[a][b]	Average Volume (MBPD)	Utilization (%)
3Q17 Total C3+	**287**	**219**	**76%**
3Q17 Total C2	**204**	**146**	**72%**
2Q17 Total C3+	287	210	73%
2Q17 Total C2	184	141	77%

[a] Based on weighted average number of days plant(s) in service. Excludes periods of maintenance
[b] Excludes Cibus Ranch condensate facility

56

MPLX – Gathering & Processing Segment Southwest Operations  Continued construction of gas processing plants in the Southwest – Delaware Basin (Argo) – STACK (Omega)  2017 YTD processed volumes up ~8% versus same period last year (a)Based on weighted average number of days plant(s) in service. Excludes periods of maintenance (b)West Texas is composed of the Hidalgo plant in the Delaware Basin (c)Processing capacity includes Partnership’s portion of Centrahoma JV and excludes volumes sent to third parties Processed Volumes Area Available Capacity (MMcf/d)(a) Average Volume (MMcf/d) Utilization (%) West Texas(b) 200 197 99% East Texas 600 381 64% Western OK 425 362 85% Southeast OK(c) 120 120 100% Gulf Coast 142 105 74% 3Q 2017 Total 1,487 1,165 78% 2Q 2017 Total 1,487 1,220 82% 57

MPLX – Expanding Southwest Position to Support Growing Production in High Performance Resource Plays  Hidalgo processing plant in Culberson County, Texas, placed in service in 2Q 2016, currently operating at near 100% utilization  Began construction of 200 MMcf/d processing plant in Delaware Basin (Argo) expected to be in service in 1Q 2018  Began construction of 75 MMcf/d processing plant in STACK shale (Omega) expected to be in service in mid-2018  Full connectivity to 435 MMcf/d of processing capacity via a 60-mile high-pressure rich-gas pipeline  Constructing rich-gas and crude oil gathering systems with related storage and logistics facilities 58 Cana-Woodford Dewey Blaine Kingfisher Canadian Caddo Grady McClain Garvin Comanche Stephens Washita Beckham Roger Mills Custer Buffalo Creek Complex Arapaho Complex Newfield STACK area of operations Rich-gas pipeline Woodford Play Meramec Play Permian Hidalgo Complex 200 MMcf/d Delaware Basin Culberson Eddy Permian Basin Argo Complex 200 MMcf/d – Q1 2018

74% 20% 6% MPC Commited MPC Additional Third Party MPLX – Logistics & Storage Contract Structure  Fee-based assets with minimal commodity exposure(c)  MPC has historically accounted for – over 85% of the volumes shipped on MPLX’s crude and product pipelines – 100% of the volumes transported via MPLX’s inland marine vessels  MPC has entered into multiple long-term transportation and storage agreements with MPLX – Terms of up to 10 years, beginning in 2012 – Pipeline tariffs linked to FERC-based rates – Indexed storage fees – Fee-for-capacity inland marine business 59 2016 Revenue – Customer Mix MPC = 94% $633 MM $171 MM $51 MM (a,b) Notes: (a)Includes revenues generated under Transportation and Storage agreements with MPC (excludes marine agreements) (b)Volumes shipped under joint tariff agreements are accounted for as third party for GAAP purposes, but represent MPC barrels shipped (c)Commodity exposure only to the extent of volume gains and losses

MPLX – Gathering & Processing Contract Structure

Durable long-term partnerships across leading basins

	Marcellus	Utica	Southwest
Resource Play	Marcellus, Upper Devonian	Utica	Haynesville, Cotton Valley, Woodford, Anadarko Basin, Granite Wash, Cana-Woodford, Permian, Eagle Ford
Producers	14 – including Range, Antero, EQT, CNX, Southwestern, Rex and others	7 – including Antero, Gulfport, Ascent, Rice, PDC and others	140 – including Newfield, Devon, BP, Cimarex, Chevron, PetroQuest and others
Contract Structure	Long-term agreements initially 10-15 years, which contain renewal provisions	Long-term agreements initially 10-15 years, which contain renewal provisions	Long-term agreements initially 10-15 years, which contain renewal provisions
Volume Protection (MVCs)	77% of 2017 capacity contains minimum volume commitments	27% of 2017 capacity contains minimum volume commitments	18% of 2017 capacity contains minimum volume commitments
Area Dedications	4.1 MM acres	4.1 MM acres	1.4 MM acres
Inflation Protection	Yes	Yes	Yes

60

MPLX – Strong Financial Flexibility to Manage and Grow Asset Base 61  Committed to maintaining investment grade credit profile  $2.25 B senior notes issued 1Q 2017  ~$2.1 B of available liquidity at end of 3Q 2017  No public equity issuance in 4Q 2017  Anticipate no issuance of public equity to fund 2018 organic growth capital ($MM except ratio data) As of 9/30/17 Cash and cash equivalents 3 Total assets 19,238 Total debt(a) 7,051 Redeemable preferred units 1,000 Total equity 10,086 Consolidated total debt to LTM pro forma adjusted EBITDA ratio(b) 3.6x Remaining capacity available under $2.25 B revolving credit agreement 1,827 Remaining capacity available under $500 MM credit agreement with MPC 298 (a)Total debt includes $202 MM of outstanding intercompany borrowings classified in current liabilities as of September 30, 2017 (b)Calculated using face value total debt and last twelve month adjusted EBITDA, which is pro forma for acquisitions. Face value total debt includes approximately $428 MM of unamortized discount and debt issuance costs as of September 30, 2017.

MPLX – Long-Term Value Objectives  Deliver Sustainable Distribution Growth rate that provides attractive total unitholder returns  Drive Lower Cost of Capital to achieve most efficient mix of growth and yield  Execute and expand Robust Portfolio of Organic Growth Projects in support of producer customers and overall energy infrastructure build-out  Maintain Investment Grade Credit profile  Become Consolidator in midstream space 62

Speedway Retail Network 63 Speedway  Largest company-owned and -operated c-store chain east of the Mississippi  ~2,730 locations in 21 states 488 304 310 147 118 64 60 39 115 3 52 278 62 241 235 12 Conn. 1 Del. 4 Mass. 110 N.J. 71 R.I. 20 As of Sept. 30, 2017

Speedway

Overview of Hess Retail acquisition

- Transaction closed on September 30, 2014
- 1,245 company operated locations
- Transport fleet with capacity to transport ~1 billion gal/yr.
- Pipeline shipper history in various pipelines, including ~40 MBPD on Colonial Pipeline
- Prime undeveloped real estate bank for organic growth
- Focus on improving light product breakeven (LPBE)



WI
MI
NY
VT
NH
MA
CT
PA
NJ
IN
IL
OH
MD
WV
VA
KY
TN
SC
AL
GA
FL
Hess
Speedway

64

Speedway Exceeding Expected Acquisition-related Synergies 65 20 75 120 180 190 225 0 50 100 150 200 250 2014E 2014 2015E 2015 2016E 2016 2017E 2017E $ M M Synergies and Marketing Enhancements Guidance* Speedway Synergies R&M Synergies 47 149 *Based on original announcement guidance in May 2014  Continuing to focus on marketing enhancement opportunities  2016 actual synergies of $180 MM exceeded prior projection

2.56 12.39 5.41 7.35 0 2 4 6 8 10 12 2013 2016 Li gh t P ro d u ct B re ak e ve n ( cp g) Speedway Hess Sept. 30, 2013, Form 10 Estimated Blended LPBE = Total Net Expenses(a) – Merchandise Margin Light Product Volume 66 Speedway – Focus on LPBE  Measure of operating efficiency and merchandise contribution to total expense  Potential to drive substantial value in the business over time Each 1.00 cent per gallon improvement = ~$60 MM annual pretax earnings ~26% reduction since acquisition (a)Net of other income

Speedy Rewards ® Loyalty Program  Highly successful loyalty program  Customers earn points on every purchase  Customers redeem points for free merchandise and fuel discounts  Averaged more than 5.7 million active Speedy Rewards members in 2016, and continues to grow as we attract new members in the markets we serve  Heavy vendor support due to one-on-one marketing capabilities  Upgrade to Speedy Rewards Pay Card and use of alternate ID  Speedy Rewards MasterCard that is a Speedy Rewards card and MasterCard all in one  Partnerships provide additional value to members 67

68 Private Label Products Higher Sales and Margins Better Value Proposition for Consumers Differentiation from Competitors Promotes Brand Awareness and Loyalty

Speedway Strong and Consistent Growth 69 3,027 3,146 3,942 6,038 6,094 0 2,000 4,000 6,000 8,000 2012 2013 2014 2015 2016 M M Ga llo n s Gasoline and Distillate Sales Volume 13.18 14.41 17.75 18.23 16.56 0.00 5.00 10.00 15.00 20.00 2012 2013 2014 2015 2016 ¢ /Ga llo n Gasoline and Distillate Gross Margin(a) 795 825 975 1,368 1,435 3,058 3,135 3,611 4,879 5,007 24 25 26 27 28 29 30 0 2,000 4,000 6,000 2012 2013 2014 2015 2016 P e rc e n t $ M M Merchandise Sales/Gross Margin Merchandise Sales $ Merchandise Gross Margin $ Merchandise Gross Margin Percent (a)The price paid by consumers less the cost of refined products, including transportation, consumer excise taxes and bankcard processing fees, divided by gasoline and distillate sales volume. Excludes LCM inventory valuation charge of $25 MM in 2015 and LCM inventory valuation benefit of $25 MM in 2016.

Balance in Refining Network Midwest Capacity 754,000 BPCD Louisiana Capacity 556,000 BPCD Texas Capacity 571,000 BPCD 70 *Weighted Average NCI The Nelson Complexity Index is a construction cost-based measurement used to describe the investment cost of a refinery in terms of the process operations being conducted. It is basically the ratio of the process investment downstream of the crude unit to the investment of the crude unit itself. This index has many limitations as an indicator of value and is not necessarily a useful tool in predicting profitability. There is no consideration for operating, maintenance or energy efficiencies and no consideration of non-process assets such as tanks, docks, etc. Likewise it does not consider the ability to take advantage of market related feedstock opportunities. Source: MPC data as reported in the Oil & Gas Journal effective Jan. 1, 2018 BPCD NCI Canton (Ohio) 93,000 7.9 Catlettsburg (Ky.) 277,000 9.2 Detroit (Mich.) 139,000 9.7 Robinson (Ill.) 245,000 9.5 Galveston Bay (Texas) 571,000 11.9 Garyville (La.) 556,000 11.1 Total 1,881,000 10.6*

Key Strengths 71 Balanced Operations 40% 60% Crude Oil Refining Capacity PADD II PADD III 57% 43% Crude Slate Sour Crude Sweet Crude 3Q 2017 3Q 2017 ~70% ~30% Assured Sales Wholesale and Other Sales Assured Sales of Gasoline Production (Speedway + Brand + Wholesale Contract Sales) 3Q 2017

0 20 40 60 80 100 120 M M B D Forecast Distillate Leading World Liquids Demand  Average product demand growth of 1.4 MMBD in 2016-2017  Distillate remains the growth leader through 2030  Global gasoline demand grows despite U.S. declines 72 Sources: BP Statistical Review of World Energy, MPC Economics Middle Distillate Gasoline Resid Other Average Annual Volumetric Growth (MBPD) 2016 vs. 2030 +440 -100 +475 +170

Sustained Global Demand Growth 73  Expect global oil demand growth to be sustained near current levels  Rising global population and living standards propel fuel demand  Nonfuel uses such as petrochemical feedstocks also expected to grow and become more important 0.0 0.5 1.0 1.5 2.0 85 90 95 100 105 110 115 Y O Y D e m an d G ro w th (M M B D ) G lo b al O il & L iq u id s De m an d ( M M B D ) Global Oil Demand Forecast Sources: BP Statistical Review of World Energy, MPC Economics

U.S. Product Exports Will Help Meet Global Demand 74  EIA’s 2017 Annual Energy Outlook – Projects growth in U.S. product exports including gasoline, diesel and propane – U.S. refining expected to remain highly competitive in the future  MPC views the U.S. Gulf Coast as the most competitive source for refined product exports to the Atlantic Basin, if not the world Sources: EIA, MPC Economics 0 1 2 3 4 5 6 7 8 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 2 0 2 6 2 0 2 7 2 0 2 8 2 0 2 9 2 0 3 0 M M B D EIA Annual Energy Outlook Product Exports Gross product exports Net product exports Forecast

0 3 6 9 12 15 18 $/ M M B tu Natural Gas Price Comparison European Natural Gas (World Bank)* HH Spot Price (World Bank) Japanese Liquefied Natural Gas (World Bank)* Forecast U.S. Refiners Have Sustained Export Advantages 75  Lower-cost natural gas  Large, complex refineries  Access to lower-cost feedstocks  High utilization rates  Sophisticated workforce *Average import border price Sources: World Bank, BP Statistical Review of World Energy, MPC Economics (1)Crude oil capacity utilization Region 2016 Utilization Rate(1) North America 85% MPC 95% Asia 85% Middle East 85% Europe 83% Former Soviet Union 83% Latin America 72% Africa 61%

76 Galveston Bay World-Class Refining Complex *MPC estimates post-STAR program completion in 2022 Galveston Bay and Texas City refineries consolidated operations in mid-2017 Galveston Bay Unit Capacities BPCD* Crude 611,000 Resid 142,000 Catalytic Cracking/Hydrocracking 268,000 Alkylation 53,300 Aromatics 34,700

ENERGY STAR® Program  ENERGY STAR labels for refining industry began in 2006  47 labels awarded during 11 labeling years  9 labels to Phillips 66/ConocoPhillips  1 label to ExxonMobil  1 label to former MPC site in St. Paul Park, Minnesota  Remaining 36 labels to MPC refineries 77 77 Operating Year ---> 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 EPA Certification Year ---> 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Canton 1 1 1 1 1 1 1 1 1 1 1 Detroit 1 1 1 1 1 1 Garyville 1 1 1 1 1 1 1 1 1 1 1 Robinson 1 1 1 Texas City 1 1 1 1 1 Conoco Phillips, Billings 1 1 1 Conoco Phillips, Lake Charles 1 Former Marathon, St Paul Park 1 Exxon/Mobil, Baton Rouge 1 Conoco Phillips, Bayway 1 Phillips 66 Company, Bayway 1 Phillips 66 Company, Ferndale 1 1 1 EPA ENERGY STAR History as of 6-15-16 Source: EPA ENERGY STAR Website (1) (1) Texas City refinery fully integrated into Galveston Bay refinery as of January 1, 2018.

MPC Capital Expenditures & Investments 78 ($MM) 3Q 2017 2017 YTD 2017 Revised Plan Refining & Marketing (R&M) 198 570 1,085 Speedway 108 221 380 Midstream, including MPLX(a) 424 1,268 2,115 Corporate and Other 19 53 100 Total Capital Expenditures & Investments(b) 749 2,112 3,680 (a)2017 revised plan reflect the midpoint of the range for organic growth capital for MPLX of $1.8 to $2.0 B. (b)Excludes capitalized interest. Also excludes $220 MM for the Ozark Pipeline acquisition and $500 MM for the investment in the Bakken Pipeline system.

MPLX – Adjusted EBITDA and Distributable Cash-Flow Reconciliation from Net Income

($MM)	2013	2014	2015	1Q 2016	2Q 2016	3Q 2016	4Q 2016	1Q 2017	2Q 2017	3Q 2017
Net income (loss)	211	239	333	(14)	72	194	182	187	191	217
Depreciation and amortization	70	75	129	136	151	151	153	187	164	164
Provision (benefit) for income taxes	1	1	1	(4)	(8)	-	-	-	2	1
Amortization of deferred financing costs	-	-	5	11	12	11	12	12	13	13
Non-cash equity-based compensation	1	2	4	2	4	3	1	3	3	4
Impairment expense	-	-	-	129	1	-	-	-	-	-
Net interest and other financial costs	1	5	42	57	52	53	53	66	74	80
(Income) loss from equity investments	-	-	(3)	(5)	83	(6)	2	(5)	(1)	(23)
Distributions from unconsolidated subsidiaries	-	-	15	38	40	33	39	33	33	70
Distributions of cash received from joint-interest acquisition entities to MPC	-	-	-	-	-	-	-	-	-	(13)
Other adjustments to equity method investment distributions	-	-	-	-	-	-	-	-	-	8
Unrealized derivative (gains) losses[a]	-	-	(4)	9	12	2	13	(16)	(3)	17
Acquisition costs	-	-	30	1	(2)	-	-	4	-	2
Adjusted EBITDA	284	322	552	360	417	441	455	471	476	540
Adjusted EBITDA attributable to noncontrolling interests	(86)	(69)	(1)	(1)	-	(2)	-	(1)	(2)	(2)
Adjusted EBITDA attributable to Predecessor[b]	(87)	(87)	(215)	(57)	(66)	(64)	(64)	(47)	-	-
MarkWest's pre-merger EBITDA[c]	-	-	162	-	-	-	-	-	-	-
Adjusted EBITDA attributable to MPLX LP	111	166	498	302	351	375	391	423	474	538
Deferred revenue impacts	17	(3)	6	3	4	1	8	8	9	8
Net interest and other financial costs	(2)	(6)	(35)	(57)	(52)	(53)	(53)	(66)	(74)	(80)
Maintenance capital expenditures	(19)	(22)	(49)	(13)	(20)	(25)	(26)	(12)	(23)	(24)
Portion of DCF adjustments attributable to Predecessor[b]	-	-	17	1	2	5	-	2	-	-
Other	7	2	(6)	-	-	(2)	(2)	(1)	1	-
Distributable cash flow pre-MarkWest undistributed	114	137	431	236	285	301	318	354	387	442
MarkWest undistributed DCF[c]	-	-	(32)	-	-	-	-	-	-	-
Distributable cash flow attributable to MPLX LP	114	137	399	236	285	301	318	354	387	442
Preferred unit distributions	-	-	-	-	(9)	(16)	(16)	(16)	(17)	(16)
Distributable cash flow available to GP and LP unitholders	114	137	399	236	276	285	302	338	370	426

[a] *The Partnership makes a distinction between realized or unrealized gains and losses on derivatives. During the period when a derivative contract is outstanding, changes in the fair value of the derivative are recorded as an unrealized gain or loss. When a derivative contract matures or is settled, the previously recorded unrealized gain or loss is reversed and the realized gain or loss of the contract is recorded.*

[b] *The Adjusted EBITDA and DCF adjustments related to the Predecessor are excluded from adjusted EBITDA attributable to MPLX LP and DCF prior to the acquisition dates.*

[c] *MarkWest pre-merger EBITDA and undistributed DCF relates to MarkWest's EBITDA and DCF from Oct. 1, 2015, through Dec. 3, 2015.*

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MPLX – Reconciliation of Adjusted EBITDA and Distributable Cash from Net Cash Provided by Operating Activities (YTD)

($MM)	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017
Net cash provided by operating activities	427	321	670	975	1,491	377	844	1.338
Changes in working capital items	63	(13)	(9)	59	(66)	51	1	(41)
All other, net	(11)	(17)	(22)	(18)	(26)	(16)	(32)	(43)
Non-cash equity-based compensation	4	2	6	9	10	3	6	10
Net gain on disposal of assets	-	-	-	1	1	(1)	1	1
Net interest and other financial costs	42	57	109	162	215	66	140	220
Current income taxes	-	-	1	4	5	-	1	1
Asset retirement expenditures	1	-	2	4	6	1	1	2
Unrealized derivative (gains) losses[(a)]	(4)	9	21	23	36	(16)	(19)	(2)
Acquisition costs	30	1	(1)	(1)	(1)	4	4	6
Distributions of cash received from joint-interest acquisition entities to MPC	-	-	-	-	-	-	-	(13)
Other adjustments to equity method investment distributions	-	-	-	-	-	-	-	8
Other	-	-	-	-	2	2	-	-
Adjusted EBITDA	552	360	777	1,218	1,673	471	947	1,487
Adjusted EBITDA attributable to noncontrolling interests	(1)	(1)	(1)	(3)	(3)	(1)	(3)	(5)
Adjusted EBITDA attributable to Predecessor[(b)]	(215)	(57)	(123)	(187)	(251)	(47)	(47)	(47)
MarkWest's pre-merger EBITDA[(c)]	162	-	-	-	-	-	-	-
Adjusted EBITDA attributable to MPLX LP	498	302	653	1,028	1,419	423	897	1,435
Deferred revenue impacts	6	3	7	8	16	8	17	25
Net interest and other financial costs	(35)	(57)	(109)	(162)	(215)	(66)	(140)	(220)
Maintenance capital expenditures	(49)	(13)	(33)	(58)	(84)	(12)	(35)	(59)
Other	(6)	-	-	(2)	(4)	(1)	-	-
Portion of DCF adjustments attributable to Predecessor[(b)]	17	1	3	8	8	2	2	2
Distributable cash flow pre-MarkWest undistributed	431	236	521	822	1,140	354	741	1,183
MarkWest undistributed DCF adjustment[(c)]	(32)	-	-	-	-	-	-	-
Distributable cash flow attributable to MPLX LP	399	236	521	822	1,140	354	741	1,183
Preferred unit distributions	-	-	(9)	(25)	(41)	(16)	(33)	(49)
Distributable cash flow available to GP and LP unitholders	399	236	512	797	1,099	338	708	1,134

[(a)] The Partnership makes a distinction between realized or unrealized gains and losses on derivatives. During the period when a derivative contract is outstanding, changes in the fair value of the derivative are recorded as an unrealized gain or loss. When a derivative contract matures or is settled, the previously recorded unrealized gain or loss is reversed and the realized gain or loss of the contract is recorded.

[(b)] The Adjusted EBITDA and DCF adjustments related to the Predecessor are excluded from adjusted EBITDA attributable to MPLX LP and DCF prior to the acquisition dates.

[(c)] MarkWest pre-merger EBITDA and undistributed DCF relates to MarkWest's EBITDA and DCF from Oct. 1, 2015, through Dec. 3, 2015.

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MPC Reconciliation 81 Adjusted EBITDA to Net Income Attributable to MPC ($MM) 2016 2017 LTM 4Q 1Q 2Q 3Q Net Income attributable to MPC 227 30 483 903 1,643 Less: Net interest and other financial income (costs) (136) (150) (158) (157) (601) Add: Net income (loss) attributable to inco noncontrolling interests 62 71 91 101 325 Provision for income taxes 128 41 250 415 834 Depreciation and amortization 504 536 521 517 2,078 Litigation - - 86 - 86 Impairment expense - - (19) (2) (21) Adjusted EBITDA 1,057 828 1,570 2,091 5,546 Less: Adjusted EBITDA related to MPLX 1,771 Adjusted EBITDA excluding MPLX 3,775 Add: Distributions from MPLX to MPC 447 Adjusted EBITDA excluding MPLX, including LP distributions to MPC 4,222

Reconciliation 82 MPC Adjusted EBITDA Related to MPLX to MPLX Net Income(a) ($MM) 2016 2017 LTM 4Q 1Q 2Q 3Q MPLX Net Income 182 187 191 217 777 Less: Net interest and other financial income (costs) (65) (78) (87) (93) (323) Add: Provision for income taxes - - 2 1 3 Depreciation and amortization 153 187 164 164 668 Adjusted EBITDA related to MPLX 400 452 444 475 1,771 (a)Actuals have been recast in connection with the contribution of certain terminal, pipeline and storage assets to MPLX on March 1, 2017.

Speedway Reconciliation 83 Segment EBITDA to Segment Income from Operations ($MM) 2016 Speedway Segment Income from Operations 734 Plus: Depreciation and Amortization 273 Speedway Segment EBITDA 1,007

MPC's Fully Integrated Downstream System


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As of Sept. 30, 2017

Refining & Marketing
- Six-plant refining system with ~1.9 MMBPCD capacity*
- One biodiesel facility and interest in three ethanol facilities
- One of the largest wholesale suppliers in our market area
- One of the largest producers of asphalt in the U.S.
- ~5,600 Marathon Brand retail outlets across 20 states and the District of Columbia
- Owns/operates 20 asphalt/light product terminals, while utilizing third-party terminals at 121 light product and two asphalt locations
- 2,074 owned/leased railcars, 163 owned transport trucks

Speedway
- ~2,730 locations in 21 states
- Second-largest U.S. owned/operated c-store chain

Midstream (including MPLX)
- Owns, leases or has interest in ~10,800 miles of crude and refined product pipelines
- 62 light product terminals with ~24 million barrels of storage capacity
- 18 owned inland waterway towboats with more than 200 barges
- Owns/operates ~5.9 billion cubic feet per day of gas gathering capacity*
- Owns/operates ~8.0 billion cubic feet per day of natural gas processing capacity and ~610 MBPD of fractionation capacity*

*As of Jan. 1, 2018

Marketing Area
MPC Refineries

Light Product Terminals
MPC Owned and Part-owned
Third Party

Asphalt/Heavy Oil Terminals
MPC Owned
Third Party

Water Supplied Terminals
Coastal
Inland

Pipelines
MPC Owned & Operated
MPC Interest: Operated by MPLX
MPC Interest: Operated by Others
Pipelines Used by MPC

Renewable Fuels
Ethanol Facility
Biodiesel Facility

MPLX ENERGY LOGISTICS
MPLX Pipelines: Owned & Operated
MPLX Terminals: Owned and Part-owned
Cavern
MPLX Interest Pipelines: Operated by Others
Tank Farms
MarkWest Complex
MPLX Operated Pipelines: Owned by Others
Barge Dock

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